Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2021 FOURTH QUARTER AND YEAR-END RESULTS

Increases loss ratio as result of catastrophic claim

Reports $65.8 Million of Net Income and Return on Equity of 15.7% in 2021

Increases quarterly dividend by 6.9%

DeRidder, LA – February 22, 2022—AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the fourth quarter and year ended December 31, 2021.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$67,733	$74,702	-9.3%	$275,993	$304,427	-9.3%
Net investment income	6,073	7,228	-16.0%	25,435	29,364	-13.4%
Net realized gains (losses) on investments (pretax)	205	(332)	NM	1,695	1,132	NM
Net unrealized gains on equity securities (pre-tax)	4,289	6,553	NM	12,315	4,204	NM
Net income	3,541	28,501	-87.6%	65,756	86,602	-24.1%
Diluted earnings per share	$0.18	$1.47	-87.8%	$3.39	$4.47	-24.2%
Operating net income	(9)	23,586	-100.0%	54,688	82,387	-33.6%
Operating earnings per share	$—	$1.22	-100.0%	$2.82	$4.25	-33.6%
Book value per share	$20.62	$22.70	-9.2%	$20.62	$22.70	-9.2%
Net combined ratio	112.9%	70.4%		85.7%	76.3%
Return on average equity	3.2%	24.8%		15.7%	19.9%

G. Janelle Frost, President and Chief Executive Officer, stated, “Our specialty is underwriting and servicing high-hazard workers’ compensation and in 2021, our strength in those specialties counterbalanced slow economic growth, strong competition, declining rates, and a variety of pandemic-related uncertainties. We were responsive to the competitive environment, while applying disciplined pricing, and continued our long-held commitment to personalized claims management. Despite experiencing our first catastrophic claim, we are pleased to report a combined ratio of 85.7% and a return on average equity of 15.7% for 2021.”

INSURANCE RESULTS

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Gross premiums written	$55,871	$63,082	-11.4%	$278,294	$303,090	-8.2%

Net premiums earned	67,733	74,702	-9.3%	275,993	304,427	-9.3%
Loss and loss adjustment expenses incurred	59,197	36,260	63.3%	160,798	157,226	2.3%
Underwriting and certain other operating costs, commissions, salaries and benefits	16,714	15,589	7.2%	72,051	71,906	0.2%
Policyholder dividends	515	768	-32.9%	3,715	3,453	7.6%

Underwriting profit (pre-tax)	$(8,693)	$22,085	-139.4%	$39,429	$71,842	-45.1%

Insurance Ratios:
Current accident year loss ratio	107.4%	72.5%		80.7%	72.5%
Prior accident year loss ratio	-20.0%	-24.0%		-22.4%	-20.9%

Net loss ratio	87.4%	48.5%		58.3%	51.6%
Net underwriting expense ratio	24.7%	20.9%		26.1%	23.6%
Net dividend ratio	0.8%	1.0%		1.3%	1.1%

Net combined ratio	112.9%	70.4%		85.7%	76.3%

•

Voluntary premiums on policies written in the quarter were 9.4% lower than the fourth quarter of 2020, primarily due to continued declines in approved loss costs in the states in which we write business. For the full year, voluntary premiums decreased by 6.3%.

•

Payroll audits and related premium adjustments increased premiums written by $0.1 million in the fourth quarter of 2021, compared to $1.3 million in the fourth quarter of 2020. For the full year 2021, audits and related premium adjustments reduced premiums by $1.2 million, compared to an increase in premiums of $6.4 million in 2020.

•

As a result of information just developed on a fourth quarter catastrophic claim, the Company increased its accident year loss ratio from 72.0% to 80.7% for the full year. This claim involved several individuals who were severely injured in the same incident. The Company’s catastrophic reinsurance program covers amounts up to $10 million per individual, but amounts greater than $10 million per individual are retained by the Company. As a result, AMERISAFE has increased its net estimate after reinsurance for this loss by $24 million and has increased its net accident year loss ratio. As with all AMERISAFE claims, this reserve will be evaluated periodically as the claim develops. This is the first catastrophic claim on the Company’s catastrophe reinsurance layer in our history.

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•

During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $13.6 million, primarily from accident years 2019 through 2016. For the full year, the company experienced favorable development on prior accident years of $61.9 million, compared with $63.5 million in 2020. The Company currently is estimating that its current accident year loss ratio will be 71.0% for 2022.

•

For the quarter ended December 31, 2021, the underwriting expense ratio was 24.7% compared with 20.9% in the same quarter in 2020, as a result of lower earned premium, increased bad debt from NCCI pools and increased loss- based assessments. For the year ended December 31, 2021, the underwriting expense ratio was 26.1%, compared with 23.6% in 2020, largely due to lower earned premium as underwriting and other expenses for the full year were largely unchanged.

•

The effective tax rate for the full year 2021 was 17.2% compared with 19.0% for 2020. The rate was lower than last year due to an increase in the proportion of tax-exempt interest income relative to underwriting profit and also due to a reduction in a valuation allowance on deferred state tax assets.

INVESTMENT RESULTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Net investment income	$6,073	$7,228	-16.0%	$25,435	$29,364	-13.4%
Net realized gains (losses) on investments (pre-tax)	205	(332)	NM	1,695	1,132	NM
Net unrealized gains on equity securities (pre-tax)	4,289	6,553	NM	12,315	4,204	NM
Pre-tax investment yield	2.2%	2.4%		2.3%	2.5%
Tax-equivalent yield (1)	2.7%	2.9%		2.7%	2.9%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

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•

Net investment income for the quarter ended December 31, 2021, decreased 16.0% to $6.1 million from $7.2 million in the fourth quarter of 2020, due to lower interest rates on fixed income securities. For the full year 2021, net investment income was $25.4 million compared with $29.4 million for 2020, a decrease of 13.4%, due to lower yields on fixed income securities.

•	Net unrealized gains on equity securities were $4.3 million in the fourth quarter and $12.3 million for the full year 2021.

•	As of December 31, 2021, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.1 billion.

CAPITAL MANAGEMENT

In an accompanying announcement, the Company’s Board of Directors increased the regular quarterly dividend by 6.9% from $0.29 per share to $0.31 per share, payable on March 25, 2022 to shareholders of record as of March 11, 2022.

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SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Net income	$3,541	$28,501	$65,756	$86,602
Less:
Net realized gains (losses) on investments	205	(332)	1,695	1,132
Net unrealized gains on equity securities	4,289	6,553	12,315	4,204
Tax effect (1)	(944)	(1,306)	(2,942)	(1,121)

Operating net income (2)	$(9)	$23,586	$54,688	$82,387

Average shareholders’ equity (3)	$439,740	$460,363	$419,070	$434,516
Less:
Average accumulated other comprehensive income	14,262	20,466	17,278	16,615

Average adjusted shareholders’ equity (2)	$425,478	$439,897	$401,792	$417,901

Diluted weighted average common shares	19,420,757	19,380,109	19,408,619	19,363,809
Return on average equity (4)	3.2%	24.8%	15.7%	19.9%
Operating return on average adjusted equity (2)	0.0%	21.4%	13.6%	19.7%
Diluted earnings per share	$0.18	$1.47	$3.39	$4.47
Operating earnings per share (2)	$—	$1.22	$2.82	$4.25

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for February 23, 2022, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 773-305-6853 (Conference Code 7786013) at least ten minutes before the call begins.

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Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$55,871	$63,082	$278,294	$303,090
Ceded premiums written	(3,059)	(2,348)	(10,469)	(10,276)

Net premiums written	$52,812	$60,734	$267,825	$292,814

Net premiums earned	$67,733	$74,702	$275,993	$304,427
Net investment income	6,073	7,228	25,435	29,364
Net realized gains (losses) on investments	205	(332)	1,695	1,132
Net unrealized gains on equity securities	4,289	6,553	12,315	4,204
Fee and other income	81	70	496	350

Total revenues	78,381	88,221	315,934	339,477

Expenses:
Loss and loss adjustment expenses incurred	59,197	36,260	160,798	157,226
Underwriting and other operating costs	16,714	15,589	72,051	71,906
Policyholder dividends	515	768	3,715	3,453
Provision for investment related credit loss expense (benefit)	23	(14)	(79)	(27)

Total expenses	76,449	52,603	236,485	232,558

Income before taxes	1,932	35,618	79,449	106,919
Income tax expense	(1,609)	7,117	13,693	20,317

Net income	$3,541	$28,501	$65,756	$86,602

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Basic EPS:
Net income	$3,541	$28,501	$65,756	$86,602

Basic weighted average common shares	19,345,324	19,309,055	19,332,391	19,288,996
Basic earnings per share	$0.18	$1.48	$3.40	$4.49
Diluted EPS:
Net income	$3,541	$28,501	$65,756	$86,602

Diluted weighted average common shares:
Weighted average common shares	19,345,324	19,309,055	19,332,391	19,288,996
Restricted stock and stock options	75,433	71,054	76,228	74,813

Diluted weighted average common shares	19,420,757	19,380,109	19,408,619	19,363,809
Diluted earnings per share	$0.18	$1.47	$3.39	$4.47

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Investments	$1,012,571	$1,088,744
Cash and cash equivalents	70,722	61,757
Amounts recoverable from reinsurers	120,561	105,803
Premiums receivable, net	135,100	156,760
Deferred income taxes	14,384	13,665
Deferred policy acquisition costs	17,059	17,810
Other assets	32,327	26,316

	$1,402,724	$1,470,855

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$745,278	$760,561
Unearned premiums	121,092	129,260
Insurance-related assessments	16,850	17,995
Other liabilities	120,181	124,223
Shareholders’ equity	399,323	438,816

Total liabilities and shareholders’ equity	$1,402,724	$1,470,855

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